Exhibit 99.1

PRESS RELEASE	Corporate Headquarters 400 South Hope Street 25th Floor Los Angeles, CA 90071 www.cbre.com

FOR IMMEDIATE RELEASE

For further information:
Brad Burke Steve Iaco Investor Relations Media Relations 215.921.7436 212.984.6535

CBRE GROUP, INC. REPORTS STRONG FINANCIAL

RESULTS FOR THIRD-QUARTER 2017

GAAP EPS of $0.58, up 87%

Adjusted EPS of $0.64, up 28%

Revenue and Fee Revenue up 11% and 10%, respectively

Los Angeles, CA – November 3, 2017 — CBRE Group, Inc. (NYSE:CBG) today reported strong financial results for the third quarter ended September 30, 2017.

“We are pleased to produce another quarter of excellent results, with double-digit revenue growth and adjusted earnings per share up 28%,” said Bob Sulentic, CBRE’s president and chief executive officer. “Our performance is the direct result of our focused strategy to produce exceptional outcomes for our clients and the commitment of our more than 75,000 people to executing our strategy.”

“The strength of our performance in the third quarter was broad-based. Each of our three global regions produced solid organic growth. Leasing returned to double-digit growth, and was especially strong in the U.S. Revenue growth accelerated in our occupier outsourcing business, as we continue to capitalize on our commanding position in this growing sector. Global property sales saw healthy growth, despite a generally tepid market for transaction activity, reflecting the strength of our brand and ability to take market share. Finally, we also had excellent performance in both of our real estate investment businesses.”

Mr. Sulentic added: “We continue to see healthy momentum across most of our businesses and regions and are increasing our full-year 2017 guidance for adjusted earnings per share to a range of $2.58 to $2.68.”

Third-Quarter 2017 Results

•	Revenue for the third quarter totaled $3.5 billion, an increase of 11% (10% local currency1). Fee revenue[2] increased 10% (9% local currency) to $2.3 billion.
•

On a GAAP basis, net income increased 88% and earnings per diluted share increased 87% to $196.3 million and $0.58 per share, respectively.  Adjusted net income[3] for the third quarter of 2017 rose 31% to $219.5 million, while adjusted earnings per share[3] improved 28% to $0.64 per share.

•

The adjustments to GAAP net income for the third quarter of 2017 included $28.2 million (pre-tax) of non-cash acquisition-related amortization and $5.1 million (pre-tax) of net carried interest incentive compensation expense.  These costs were partially offset by a net tax benefit of $10.2 million associated with the aforementioned adjustments.

•

EBITDA[4] increased 43% (42% local currency) to $406.4 million and adjusted EBITDA[4] increased 18% (17% local currency) to $411.6 million. Adjusted EBITDA margin on fee revenue increased 120 basis points to 17.7%.  The company’s regional services businesses – the Americas, Europe, the Middle East and Africa (EMEA) and Asia Pacific (APAC) – produced combined adjusted EBITDA growth for the quarter of 12% (11% excluding the impact of all currency movement including hedging activity).

CBRE Press Release

November 3, 2017

Third-Quarter 2017 Segment Review

The following tables present highlights of CBRE segment performance during the third quarter of 2017 (dollars in thousands):

	Americas			EMEA			APAC
		% Change from Q3 2016			% Change from Q3 2016			% Change from Q3 2016
	Q3 2017	USD	LC	Q3 2017	USD	LC	Q3 2017	USD	LC
Revenue	$1,969,430	11%	11%	$1,033,042	9%	7%	$440,933	22%	21%
Fee revenue	1,355,215	9%	9%	574,312	10%	8%	285,235	19%	18%
EBITDA	238,259	28%	27%	71,169	45%	41%	43,081	59%	60%
Adjusted EBITDA	238,259	7%	7%	71,169	16%	14%	43,081	37%	37%

	Global Investment Management			Development Services (5)
		% Change from Q3 2016			% Change from Q3 2016		`
	Q3 2017	USD	LC	Q3 2017	USD	LC
Revenue	$92,122	‒	-1%	$14,450	-12%	-12%
EBITDA	18,068	198%	194%	35,863	128%	128%
Adjusted EBITDA	23,202	22%	21%	35,863	128%	128%

Excluding the impact of all currency movement including hedging activity, adjusted EBITDA growth rates for the third quarter of 2017 were: 8% in the Americas, 12% in EMEA, 31% in APAC and 17% in Global Investment Management.

CBRE’s revenue growth was strong in all three of its regional services businesses in the third quarter.

•	APAC posted a 22% (21% local currency) revenue increase, supported by outsized growth in Greater China, India, Japan and Singapore.
•	In the Americas, revenue increased 11% (same local currency), with double-digit growth in occupier outsourcing and leasing. Brazil, Canada and the United States all exhibited strong overall growth.
•	EMEA revenue rose 9% (7% local currency), paced by strong gains in the United Kingdom.

Revenue growth across CBRE’s global business lines was almost entirely organic.

•	Global occupier outsourcing achieved growth of 14% (13% local currency) in both revenue and fee revenue. Almost all of this growth was organic.
o	Growth was broad-based across the three global regions, led by India, Singapore, the United Kingdom and the United States.
•	Leasing revenue rose 13% (12% local currency), with double-digit growth in APAC and the Americas.
o	APAC leasing revenue surged 17% (same local currency), with especially strong growth in Australia, Greater China, India and Japan.
o	Americas leasing revenue rose 14% (13% in local currency), and 16% in the United States, paced by strong performance in New York City.
o	In EMEA, Germany, Italy and Spain led the way to 7% (4% local currency) growth for the region.
•	The capital markets businesses – property sales and commercial mortgage origination – produced global revenue growth of 5% (4% local currency) on a combined basis.
•	Global property sales revenue rose 9% (same local currency), reflecting market share gains in an environment where global market volumes were relatively flat year over year.
o	This performance was paced by robust growth in APAC, which increased 33% (same local currency), led by Australia, Greater China and Japan.

CBRE Press Release

November 3, 2017

o

Americas sales revenue improved 7% (same local currency), as robust gains in Brazil and Canada offset relatively flat revenue in the United States. CBRE extended its market-leading position in U.S. investment sales with market share increasing approximately 190 basis points versus last year’s third quarter, according to Real Capital Analytics.

o	EMEA’s revenue was flat (2% decline local currency) – reflecting fewer large transactions in continental Europe – although growth remained strong in the United Kingdom.
•

Commercial mortgage origination revenue declined 12% (same local currency), driven almost entirely by lower gains from mortgage-servicing rights associated with U.S. Government Sponsored Enterprises financing activity, which more than doubled in the prior-year third quarter.

•

Recurring revenue from the loan servicing portfolio increased 24% (same local currency).  At the end of the third quarter, CBRE’s loan servicing portfolio totaled approximately $165 billion, up 27% from the year-earlier third quarter.

•	Property management services produced solid growth of 9% (8% local currency) for revenue and 11% (10% local currency) for fee revenue.
•	Valuation revenue increased 6% (4% local currency).
•	CBRE’s real estate investment businesses – Global Investment Management and Development Services – produced combined adjusted EBITDA growth of 70% (69% local currency) in the third quarter.
o

In the Global Investment Management segment, assets under management (AUM) totaled $98.3 billion, up $10.4 billion, or $2.6 billion excluding the Caledon Capital acquisition, which was completed in August 2017. Positive foreign currency movement added $2.2 billion to AUM versus the prior-year quarter.

o

In the Development Services segment, projects in process totaled $5.9 billion, down $1.2 billion from the third quarter of 2016, while the pipeline totaled $5.4 billion, up $1.7 billion in the same period. Fee-only and build-to-suit projects constitute more than 50% of the pipeline.

Nine-Month 2017 Results

•

Revenue for the nine months ended September 30, 2017 totaled $9.9 billion, an increase of 7% (8% local currency).  Fee revenue increased 6% (7% local currency) to $6.4 billion.  This growth was almost entirely organic.

•

On a GAAP basis, net income increased 70% to $523.1 million and earnings per diluted share increased 69% to $1.54 per share.  Adjusted net income for the first nine months of 2017 rose 26% to $586.6 million, while adjusted earnings per share improved 26% to $1.72 per share.

•

EBITDA increased 31% (32% local currency) to $1.1 billion and adjusted EBITDA increased 14% (same in local currency) to $1.1 billion.  Adjusted EBITDA margin on fee revenue increased approximately 120 basis points to 17.5%.

Conference Call Details

The company’s third quarter earnings conference call will be held today (Friday, November 3, 2017) at 8:30 a.m. Eastern Time.  A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the company’s website at www.cbre.com/investorrelations.

The direct dial-in number for the conference call is 877-407-8037 for U.S. callers and 201-689-8037 for international callers. A replay of the call will be available starting at 1:00 p.m. Eastern Time on November 3, 2017, and ending at midnight Eastern Time on November 10, 2017.  The dial-in number for the replay is 877‑660‑6853 for U.S. callers and 201-612-7415 for international callers.  The access code for the replay is 13671701.  A transcript of the call will be available on the company’s Investor Relations website at www.cbre.com/investorrelations.

CBRE Press Release

November 3, 2017

About CBRE Group, Inc.

CBRE Group, Inc. (NYSE:CBG), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services and investment firm (based on 2016 revenue).  The company has more than 75,000 employees (excluding affiliates), and serves real estate investors and occupiers through approximately 450 offices (excluding affiliates) worldwide.  CBRE offers a broad range of integrated services, including facilities, transaction and project management; property management; investment management; appraisal and valuation; property leasing; strategic consulting; property sales; mortgage services and development services.  Please visit our website at www.cbre.com.

The information contained in, or accessible through, the company’s website is not incorporated into this press release.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum, operations, financial performance (including adjusted earnings per share), currency movement, market share, and business outlook.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release.  Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.  If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.  Factors that could cause results to differ materially include, but are not limited to: disruptions in general economic and business conditions, particularly in geographies where our business may be concentrated; volatility and disruption of the securities, capital and credit markets, interest rate increases, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate or long-term contractual commitments and other factors affecting the value of real estate assets, inside and outside the United States; increases in unemployment and general slowdowns in commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant movements in average cap rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our mortgage servicing revenue from the commercial real estate mortgage market; our ability to diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new user and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to maintain EBITDA and adjusted EBITDA margins that enable us to continue investing in our platform and client service offerings; our ability to control costs relative to revenue growth; economic volatility and market uncertainty globally related to uncertainty surrounding the implementation and effect of the United Kingdom’s referendum to leave the European Union, including uncertainty in relation to the legal and regulatory framework that would apply to the United Kingdom and its relationship with the remaining members of the European Union; foreign currency fluctuations; our ability to retain and incentivize key personnel; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate synergistic and accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; the ability of our Global Investment Management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-ratings downgrade; the ability of our wholly-owned subsidiary, CBRE Capital Markets, Inc., to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; variations in historically customary seasonal patterns that cause our business not to perform as expected; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; liabilities under guarantees, or for construction defects, that we incur in our Development Services business; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; changes in domestic and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, currency controls and other trade control laws), particularly in Russia, Eastern Europe and the Middle East, due to the rising level of political instability in those regions; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, as well as the anti-corruption laws and trade sanctions of the U.S. and other countries; our ability to maintain our effective tax rate at or below current levels; changes in applicable tax or accounting requirements, including potential tax reform under the current U.S. administration; and the effect of implementation of new accounting rules and standards.

CBRE Press Release

November 3, 2017

Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC).  Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.

Note – CBRE has not reconciled the (non-GAAP) adjusted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings.  We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

The terms “fee revenue,” “adjusted net income,” “adjusted earnings per share” (or adjusted EPS), “EBITDA” and “adjusted EBITDA,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures.  We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

1  Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.

2  Fee revenue is gross revenue less both client reimbursed costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients.  Certain adjustments have been made to 2016 fee revenue to conform with current-year presentation.

3  Adjusted net income and adjusted earnings per share (or adjusted EPS) exclude the effect of select charges from GAAP net income and GAAP earnings per diluted share as well as adjust the provision for income taxes for such charges.  Adjustments during the periods presented included non-cash amortization expense related to certain intangible assets attributable to acquisitions, integration and other costs related to acquisitions, cost-elimination expenses and certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue.

4  EBITDA represents earnings before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization.  Amounts shown for adjusted EBITDA further remove (from EBITDA) the impact of certain cash and non-cash charges related to acquisitions, cost-elimination expenses and certain carried interest incentive compensation expense (reversal) to align with the timing of associated revenue.

5  Revenue in the Development Services segment does not include equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interest.  EBITDA includes equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense.

CBRE Press Release

November 3, 2017

CBRE GROUP, INC.

OPERATING RESULTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

(Dollars in thousands, except share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue:
Fee revenue (1)	$2,321,334	$2,113,906	$6,434,763	$6,070,530
Pass through costs also recognized as revenue	1,228,643	1,079,581	3,438,633	3,177,228
Total revenue	3,549,977	3,193,487	9,873,396	9,247,758

Costs and expenses:
Cost of services	2,513,377	2,252,783	6,919,018	6,520,629
Operating, administrative and other	704,898	686,530	2,023,503	2,010,338
Depreciation and amortization	102,591	92,725	297,014	269,987
Total costs and expenses	3,320,866	3,032,038	9,239,535	8,800,954

Gain on disposition of real estate (2)	6,180	11,043	18,863	15,862

Operating income	235,291	172,492	652,724	462,666

Equity income from unconsolidated subsidiaries (2)	67,834	24,672	158,236	116,902
Other income	1,768	1,356	9,069	8,453
Interest income	3,129	1,020	6,967	5,545
Interest expense	34,483	37,273	103,923	109,050
Income before provision for income taxes	273,539	162,267	723,073	484,516
Provision for income taxes	76,178	51,414	195,813	165,578
Net income	197,361	110,853	527,260	318,938
Less: Net income attributable to non-controlling interests (2)	1,044	6,690	4,181	10,940
Net income attributable to CBRE Group, Inc.	$196,317	$104,163	$523,079	$307,998

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.58	$0.31	$1.55	$0.92
Weighted average shares outstanding for basic income per share	337,948,324	335,770,122	337,280,914	334,949,606

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.58	$0.31	$1.54	$0.91
Weighted average shares outstanding for diluted income per share	341,186,431	338,488,975	340,502,432	338,053,297

EBITDA	$406,440	$284,555	$1,112,862	$847,068
Adjusted EBITDA	$411,574	$349,384	$1,127,331	$992,518

(1)	Certain adjustments have been made to 2016 fee revenue to conform with current-year presentation.
(2)

Equity income from unconsolidated subsidiaries and gain on disposition of real estate, less net income attributable to non-controlling interests, includes income of $68.3 million and $26.2 million for the three months ended September 30, 2017 and 2016, respectively, and $155.3 million and $107.0 million for the nine months ended September 30, 2017 and 2016, respectively, attributable to Development Services but does not include significant related compensation expense (which is included in operating, administrative and other expenses).  In the Development Services segment, related equity income from unconsolidated subsidiaries and gain on disposition of real estate, net of non-controlling interests, and the associated compensation expense, are all included in EBITDA.

CBRE Press Release

November 3, 2017

CBRE GROUP, INC.

SEGMENT RESULTS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2017

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30, 2017
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$1,355,215	$574,312	$285,235	$92,122	$14,450	$2,321,334
Pass through costs also recognized as revenue	614,215	458,730	155,698	—	—	1,228,643
Total revenue	1,969,430	1,033,042	440,933	92,122	14,450	3,549,977

Costs and expenses:
Cost of services	1,394,731	803,293	315,353	—	—	2,513,377
Operating, administrative and other	340,190	158,829	82,610	76,347	46,922	704,898
Depreciation and amortization	73,768	17,539	4,657	6,082	545	102,591
Total costs and expenses	1,808,689	979,661	402,620	82,429	47,467	3,320,866

Gain on disposition of real estate	—	—	—	—	6,180	6,180

Operating income (loss)	160,741	53,381	38,313	9,693	(26,837)	235,291

Equity income from unconsolidated subsidiaries	3,295	399	111	1,895	62,134	67,834
Other income (expense)	455	(95)	—	1,408	—	1,768
Less: Net income (loss) attributable to non-controlling interests	—	55	—	1,010	(21)	1,044
Add-back: Depreciation and amortization	73,768	17,539	4,657	6,082	545	102,591

EBITDA	238,259	71,169	43,081	18,068	35,863	406,440

Adjustments:
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	5,134	—	5,134

Adjusted EBITDA	$238,259	$71,169	$43,081	$23,202	$35,863	$411,574

CBRE Press Release

November 3, 2017

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2016

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30, 2016
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue (1)	$1,240,753	$524,467	$240,380	$91,807	$16,499	$2,113,906
Pass through costs also recognized as revenue	534,573	423,586	121,422	—	—	1,079,581
Total revenue	1,775,326	948,053	361,802	91,807	16,499	3,193,487

Costs and expenses:
Cost of services	1,256,268	734,343	262,172	—	—	2,252,783
Operating, administrative and other	335,839	164,552	72,656	86,493	26,990	686,530
Depreciation and amortization	62,549	19,379	4,481	5,673	643	92,725
Total costs and expenses	1,654,656	918,274	339,309	92,166	27,633	3,032,038

Gain on disposition of real estate	—	—	—	—	11,043	11,043

Operating income (loss)	120,670	29,779	22,493	(359)	(91)	172,492

Equity income from unconsolidated subsidiaries	3,056	483	102	1,519	19,512	24,672
Other income	277	—	—	1,079	—	1,356
Less: Net income attributable to non-controlling interests	1	431	45	1,858	4,355	6,690
Add-back: Depreciation and amortization	62,549	19,379	4,481	5,673	643	92,725

EBITDA	186,551	49,210	27,031	6,054	15,709	284,555

Adjustments:
Cost-elimination expenses	17,974	2,038	3,287	15,578	—	38,877
Integration and other costs related to acquisitions	17,518	9,929	1,149	—	—	28,596
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(2,644)	—	(2,644)

Adjusted EBITDA	$222,043	$61,177	$31,467	$18,988	$15,709	$349,384

(1)

In 2017, we have changed the presentation of the operating results of one of our emerging businesses among our regional services reporting segments.  Prior year amounts have been reclassified to conform with the current-year presentation.  This change had no impact on our consolidated results.  Additionally, certain adjustments have been made to 2016 fee revenue to conform with current-year presentation.

CBRE Press Release

November 3, 2017

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30, 2017
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue	$3,750,001	$1,597,877	$767,122	$274,451	$45,312	$6,434,763
Pass through costs also recognized as revenue	1,768,962	1,234,087	435,584	—	—	3,438,633
Total revenue	5,518,963	2,831,964	1,202,706	274,451	45,312	9,873,396

Costs and expenses:
Cost of services	3,848,207	2,202,793	868,018	—	—	6,919,018
Operating, administrative and other	1,013,478	466,606	228,705	199,178	115,536	2,023,503
Depreciation and amortization	214,061	51,954	13,360	16,006	1,633	297,014
Total costs and expenses	5,075,746	2,721,353	1,110,083	215,184	117,169	9,239,535

Gain on disposition of real estate	—	—	—	—	18,863	18,863

Operating income (loss)	443,217	110,611	92,623	59,267	(52,994)	652,724

Equity income from unconsolidated subsidiaries	13,157	1,218	161	7,187	136,513	158,236
Other income (expense)	1,494	(72)	—	7,647	—	9,069
Less: Net (loss) income attributable to non-controlling interests	—	(105)	—	4,254	32	4,181
Add-back: Depreciation and amortization	214,061	51,954	13,360	16,006	1,633	297,014

EBITDA	671,929	163,816	106,144	85,853	85,120	1,112,862

Adjustments:
Integration and other costs related to acquisitions	17,139	9,794	418	—	—	27,351
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(12,882)	—	(12,882)

Adjusted EBITDA	$689,068	$173,610	$106,562	$72,971	$85,120	$1,127,331

CBRE Press Release

November 3, 2017

CBRE GROUP, INC.

SEGMENT RESULTS—(CONTINUED)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016

(Dollars in thousands)

(Unaudited)

	Nine Months Ended September 30, 2016
				Global
				Investment	Development
	Americas	EMEA	Asia Pacific	Management	Services	Consolidated
Revenue:
Fee revenue (1)	$3,562,453	$1,515,746	$663,244	$277,924	$51,163	$6,070,530
Pass through costs also recognized as revenue	1,581,137	1,226,572	369,519	—	—	3,177,228
Total revenue	5,143,590	2,742,318	1,032,763	277,924	51,163	9,247,758

Costs and expenses:
Cost of services	3,594,638	2,169,669	756,322	—	—	6,520,629
Operating, administrative and other	994,439	473,442	217,982	232,460	92,015	2,010,338
Depreciation and amortization	186,352	50,631	12,963	18,110	1,931	269,987
Total costs and expenses	4,775,429	2,693,742	987,267	250,570	93,946	8,800,954

Gain on disposition of real estate	—	—	—	—	15,862	15,862

Operating income (loss)	368,161	48,576	45,496	27,354	(26,921)	462,666

Equity income from unconsolidated subsidiaries	13,879	1,226	142	6,273	95,382	116,902
Other (loss) income	(204)	10	—	8,647	—	8,453
Less: Net (loss) income attributable to non-controlling interests	—	(358)	208	6,807	4,283	10,940
Add-back: Depreciation and amortization	186,352	50,631	12,963	18,110	1,931	269,987

EBITDA	568,188	100,801	58,393	53,577	66,109	847,068

Adjustments:
Cost-elimination expenses	22,273	25,640	9,265	21,278	—	78,456
Integration and other costs related to acquisitions	46,207	22,401	4,912	—	—	73,520
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(6,526)	—	(6,526)

Adjusted EBITDA	$636,668	$148,842	$72,570	$68,329	$66,109	$992,518

(1)

In 2017, we have changed the presentation of the operating results of one of our emerging businesses among our regional services reporting segments.  Prior year amounts have been reclassified to conform with the current-year presentation.  This change had no impact on our consolidated results.  Additionally, certain adjustments have been made to 2016 fee revenue to conform with current-year presentation.

CBRE Press Release

November 3, 2017

Non-GAAP Financial Measures

The following measures are considered “non-GAAP financial measures” under SEC guidelines:

(i)	Fee revenue
(ii)	Net income attributable to CBRE Group, Inc., as adjusted (which we also refer to as “adjusted net income”)
(iii)	Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (which we also refer to as “adjusted earnings per share” or “adjusted EPS”)
(iv)	EBITDA and adjusted EBITDA

These measures are not recognized measurements under United States generally accepted accounting principles, or “GAAP.”  When analyzing our operating performance, investors should use them in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP.  Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.

Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes.  The company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business.  The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.

With respect to fee revenue:  the company believes that investors may find this measure useful to analyze the financial performance of our Occupier Outsourcing and Property Management business lines and our business generally.   Fee revenue excludes costs reimbursable by clients, and as such provides greater visibility into the underlying performance of our business.

With respect to adjusted net income, adjusted EPS, EBITDA and adjusted EBITDA:  the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions—and in the case of EBITDA and adjusted EBITDA—the effects of financings and income tax and the accounting effects of capital spending.  All of these measures may vary for different companies for reasons unrelated to overall operating performance.  In the case of EBITDA and adjusted EBITDA, these measures are not intended to be measures of free cash flow for our management’s discretionary use because they do not consider cash requirements such as tax and debt service payments.  The EBITDA and adjusted EBITDA measures calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.  The company also uses adjusted EBITDA and adjusted EPS as significant components when measuring our operating performance under our employee incentive compensation programs.

CBRE Press Release

November 3, 2017

Net income attributable to CBRE Group, Inc., as adjusted (or adjusted net income), and diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted (or adjusted EPS), are calculated as follows (dollars in thousands, except share data):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income attributable to CBRE Group, Inc.	$196,317	$104,163	$523,079	$307,998

Plus / minus:
Non-cash amortization expense related to certain intangible assets attributable to acquisitions	28,211	30,306	82,526	81,758
Cost-elimination expenses (1)	—	38,877	—	78,456
Integration and other costs related to acquisitions	—	28,596	27,351	73,520
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	5,134	(2,644)	(12,882)	(6,526)
Tax impact of adjusted items	(10,203)	(31,271)	(33,448)	(71,415)

Net income attributable to CBRE Group, Inc. shareholders, as adjusted	$219,459	$168,027	$586,626	$463,791

Diluted income per share attributable to CBRE Group, Inc. shareholders, as adjusted	$0.64	$0.50	$1.72	$1.37

Weighted average shares outstanding for diluted income per share	341,186,431	338,488,975	340,502,432	338,053,297

EBITDA and adjusted EBITDA, are calculated as follows (dollars in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income attributable to CBRE Group, Inc.	$196,317	$104,163	$523,079	$307,998

Add:
Depreciation and amortization	102,591	92,725	297,014	269,987
Interest expense	34,483	37,273	103,923	109,050
Provision for income taxes	76,178	51,414	195,813	165,578
Less:
Interest income	3,129	1,020	6,967	5,545

EBITDA	406,440	284,555	1,112,862	847,068

Adjustments:
Cost-elimination expenses (1)	—	38,877	—	78,456
Integration and other costs related to acquisitions	—	28,596	27,351	73,520
Carried interest incentive compensation expense (reversal) to align with the timing of associated revenue	5,134	(2,644)	(12,882)	(6,526)

Adjusted EBITDA	$411,574	$349,384	$1,127,331	$992,518

(1)

Represents cost-elimination expenses relating to a program initiated in the fourth quarter of 2015 and completed in the third quarter of 2016 to reduce the company’s global cost structure after several years of significant revenue and related cost growth.  Cost-elimination expenses incurred during the three months and nine months ended September 30, 2016 consisted of $36.7 million and $73.6 million, respectively, of severance costs related to headcount reductions in connection with the program and $2.2 million and $4.9 million, respectively, of third-party contract termination costs.

CBRE Press Release

November 3, 2017

Revenue includes client reimbursed pass through costs largely associated with employees that are dedicated to client facilities and subcontracted vendor work performed for clients, both of which are excluded from fee revenue. Reconciliations are shown below (dollars in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Occupier Outsourcing
Fee revenue (1) (2)	$628,348	$553,197	$1,794,046	$1,664,687
Plus: Pass through costs also recognized as revenue	1,081,447	941,269	3,002,248	2,773,277

Revenue (2)	$1,709,795	$1,494,466	$4,796,294	$4,437,964

Property Management
Fee revenue (2)	$137,618	$123,501	$393,714	$370,158
Plus: Pass through costs also recognized as revenue	147,196	138,312	436,385	403,951

Revenue (2)	$284,814	$261,813	$830,099	$774,109

(1)	Certain adjustments have been made to 2016 fee revenue to conform with current-year presentation.
(2)	Excludes associated leasing and sales revenue.

CBRE Press Release

November 3, 2017

CBRE GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

	September 30,	December 31,
	2017	2016
Assets:
Cash and cash equivalents (1)	$955,605	$762,576
Restricted cash	84,794	68,836
Receivables, net	2,843,126	2,605,602
Warehouse receivables (2)	1,434,910	1,276,047
Property and equipment, net	574,266	560,756
Goodwill and other intangibles, net	4,535,907	4,392,431
Investments in and advances to unconsolidated subsidiaries	233,634	232,238
Other assets, net	989,772	881,101

Total assets	$11,652,014	$10,779,587

Liabilities:
Current liabilities, excluding debt	$3,135,098	$3,270,749
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Entities have committed to purchase) (2)	1,416,253	1,254,653
Senior term loans, net	746,037	744,332
5.00% senior notes, net	791,394	790,405
4.875% senior notes, net	591,776	591,203
5.25% senior notes, net	422,361	422,183
Other debt	26	30
Other long-term liabilities	697,233	648,787

Total liabilities	7,800,178	7,722,342

Equity:
CBRE Group, Inc. stockholders' equity	3,795,470	3,014,487
Non-controlling interests	56,366	42,758

Total equity	3,851,836	3,057,245

Total liabilities and equity	$11,652,014	$10,779,587

(1)	Includes $93.6 million and $73.3 million of cash in consolidated funds and other entities not available for company use as of September 30, 2017 and December 31, 2016, respectively.
(2)	Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.